UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.    )

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THESTREET.COM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2006

Dear Stockholder:

          You are cordially invited to attend the Annual Meeting of Stockholders (the “Meeting”) of TheStreet.com, Inc. (the “Company”) to be held at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004, on Wednesday, May 24, 2006, commencing at 10:00 a.m., New York City time. All stockholders of record as of the close of business on April 10, 2006 are entitled to vote at the Meeting. I urge you to be present in person or represented by proxy at the Meeting.

          The enclosed Notice of Annual Meeting and Proxy Statement fully describe the business to be transacted at the Meeting, which includes (i) the election of two directors of the Company and (ii) the ratification of the appointment of Marcum & Kliegman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

          The Company’s Board of Directors believes that a favorable vote on each of the matters to be considered at the Meeting is in the best interests of the Company and its stockholders and unanimously recommends a vote “FOR” each such matter. Accordingly, I urge you to review the accompanying material carefully and to vote as soon as possible. You may vote by marking, signing, dating and returning the enclosed proxy card. Alternatively, you may vote over the Internet or by telephone.

          Directors and officers of the Company will be present to help host the Meeting and to respond to any questions that our stockholders may have. I hope you will be able to attend. Even if you expect to attend the Meeting, please sign, date and return the enclosed proxy card or indicate your vote over the Internet or by telephone without delay. If you attend the Meeting, you may vote in person even if you have previously mailed a proxy or voted over the Internet or by telephone.

Sincerely,

Thomas J. Clarke, Jr.
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 24, 2006

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of TheStreet.com, Inc. (the “Company”) will be held at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004, on Wednesday, May 24, 2006, commencing at 10:00 a.m., New York City time. A proxy card and a Proxy Statement for the Meeting are enclosed.

          The Meeting is for the purpose of considering and acting upon:

1.	The election of two Class I Directors for three-year terms expiring at the Company’s Annual Meeting of Stockholders in 2009;

2.	The ratification of the appointment of Marcum & Kliegman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3.	Such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

          The close of business on April 10, 2006 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

          Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

          YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, OR, ALTERNATIVELY, TO INDICATE YOUR VOTING INSTRUCTIONS OVER THE INTERNET OR BY TELEPHONE, IF AVAILABLE.

By Order of the Board of Directors,

Jordan Goldstein
Secretary

New York, New York
April 28, 2006

THESTREET.COM, INC.
14 Wall Street
New York, NY 10005
(212) 321-5000

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 24, 2006

SOLICITATION AND VOTING OF PROXIES

          This Proxy Statement is being first mailed on or about April 28, 2006 to stockholders of TheStreet.com, Inc. (the “Company” or “TheStreet.com”) at the direction of the Board of Directors of the Company (the “Board of Directors”) to solicit proxies in connection with the Annual Meeting of Stockholders (the “Meeting”). The Meeting will be held at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004, on Wednesday, May 24, 2006, commencing at 10:00 a.m., New York City time, or at such other time and place to which the Meeting may be adjourned or postponed.

          All shares represented by valid proxies at the Meeting, unless the stockholder otherwise specifies, will be voted (i) FOR the election of the two persons named under “Proposal I Election of Directors” as nominees for election as Class I directors of the Company for three-year terms expiring at the Company’s Annual Meeting of Stockholders in 2009, (ii) FOR the ratification of the appointment of Marcum & Kliegman LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2006, and (iii) at the discretion of the proxy holders, with regard to any matter not known to the Board of Directors on the date of mailing this Proxy Statement that may properly come before the Meeting or any adjournment or postponement thereof. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly.

          Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 14 Wall Street, New York, New York 10005, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Meeting and voting in person. Attendance at the Meeting will not, by itself, revoke a proxy.

RECORD DATE AND VOTING SECURITIES

          The close of business on April 10, 2006 is the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Meeting. As of April 10, 2006, the Company had issued and outstanding 26,707,940 shares of common stock. The common stock constitutes the only outstanding class of voting securities of the Company entitled to be voted at the Meeting.

QUORUM AND VOTING

          The presence at the Meeting, in person or by proxy relating to any matter, of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the Meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Meeting, are considered stockholders who are present and entitled to vote at the Meeting, and thus, shares of common stock held by such stockholders will count toward the attainment of a quorum. If a quorum should not be present, the Meeting may be adjourned from time to time until a quorum is obtained. Each share of common stock is entitled to one vote with respect to each proposal to be voted on at the Meeting. Cumulative voting is not permitted with respect to the election of directors.

          The accompanying proxy card (or the electronic equivalent thereof) is designed to permit each holder of common stock as of the close of business on the Record Date to vote on each of the matters to be considered at the Meeting. If your shares are registered in the name of a bank or brokerage firm, you may be able to vote your shares over the Internet or by telephone. A large number of banks and brokerage firms are participating in online programs that allow eligible stockholders to vote over the Internet or by telephone. If your bank or brokerage firm is participating in such a program, your voting form will provide instructions. If your voting form does not contain Internet or telephone voting information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided by your bank or brokerage firm.

          A stockholder is permitted to vote in favor of, or to withhold authority to vote for, any or all nominees for election to the Board of Directors and to vote in favor of or against or to abstain from voting with respect to the proposal to ratify the appointment of Marcum & Kliegman LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2006.

          Under Delaware law, directors are elected by a plurality of the outstanding shares of common stock, and thus, the two nominees for election as Class I directors who receive the most votes cast will be elected. Approval of the proposal to ratify the selection of Marcum & Kliegman LLP as the Company’s independent registered public accounting firm requires the affirmative vote of holders of a majority of shares present in person or by proxy at the Meeting, provided a quorum is present. Under current rules of the New York Stock Exchange to which its members are subject, these proposals are considered “discretionary” items upon which brokerage firms holding shares of common stock in “street name” may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Accordingly, instructions withholding authority will not affect the outcome of the election of directors and, in the case of the ratification of the selection of Marcum & Kliegman LLP, abstentions will have the effect of a vote against this proposal.

          Stockholder ratification of the selection of Marcum & Kliegman LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Audit Committee of the Board of Directors is submitting the selection of Marcum & Kliegman LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

PROPOSAL I
ELECTION OF DIRECTORS

          In accordance with our Certificate of Incorporation, our Board of Directors has been divided into three classes, denominated Class I, Class II and Class III, which are as equal in number as possible. Members of each class hold office for staggered three-year terms. At each annual meeting of our stockholders, the successors to the directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor has been duly elected and qualified.

          The names of the nominees and current directors, their ages as of the date of the Meeting, and certain other information about them are set forth below. On December 31, 2005, James M. Meyer resigned from our Board of Directors. On March 31, 2006, the Board appointed Jeffrey M. Cunningham to the Board to fill this vacancy.

Nominees for Director

          James J. Cramer and Martin Peretz have each been nominated for election at the Meeting to serve as a director for a three-year term expiring at our Annual Meeting of Stockholders in 2009, or until his respective successor has been duly elected and qualified. Each of these nominees has consented to being named in this Proxy Statement as a nominee of the Board of Directors and to serve if elected. It is intended that the persons named in the proxy will vote for the election of each of the two nominees. In case any of the two nominees should become unavailable for election to the Board of Directors prior to the Meeting for any reason not presently known or contemplated, the proxy holders will have discretionary authority in that instance to vote for a substitute nominee.

          The nominees for election at the Meeting as Class I directors are as follows:

           James J. Cramer, age 51. Mr. Cramer is a co-founder of TheStreet.com and has served as a director since May 1998. In addition, Mr. Cramer has served as markets commentator and as advisor to the Company’s chief executive officer since his retirement from Cramer, Berkowitz & Co., a hedge fund, at the end of 2000. Mr. Cramer served as co-host of the “Kudlow & Cramer” program (originally called “America Now”) on the CNBC television network from 2003 through December 2004 and currently hosts the “Mad Money” program and appears frequently on CNBC business news programs. In addition, since July 2001, he has hosted the syndicated radio program, “RealMoney with Jim Cramer.” From June 1996 to December 1998, he served as co-chairman of the Company. He has been a columnist and contributor to the Company’s publications since its formation in 1996.

          Martin Peretz, age 66. Dr. Peretz is a co-founder of TheStreet.com and has served as a director since May 1998. He served as co-chairman of the Company from June 1996 to December 1998. Since 1974, Dr. Peretz has served as the editor-in-chief of The New Republic magazine and was its chairman from 1974 through 2001. He was a member of the faculty of Harvard University from 1966 through 2002. Dr. Peretz also serves as a director of 11 mutual funds managed by the Dreyfus-Mellon Bank Group.

          The Board of Directors recommends that stockholders vote FOR each named nominee.

Current Directors

          The current Class II directors of the Company, who are not standing for re-election at the Meeting and whose terms will expire at our Annual Meeting of Stockholders in 2007, are as follows:

          Daryl Otte, age 44. Mr. Otte has served as a director of TheStreet.com since June 2001. Mr. Otte is a founding partner of Montefiore Partners, a venture capital investment fund management firm. Prior to founding Montefiore Partners in 2000, Mr. Otte was senior vice president and member of the executive committee of Ziff-Davis, Inc., a leading media company. During his service at Ziff-Davis from 1995 through 2000, Mr. Otte initiated and managed acquisition and development projects and venture investments, including some of the early commercialization efforts of the Internet. Prior to Ziff-Davis, Mr. Otte also worked at various development and finance positions at Reed Elsevier PLC in the United States and abroad and in management consulting for Arthur Young & Company.

          William R. Gruver, age 61. Mr. Gruver has served as a director of TheStreet.com since October 2003. Since 1993, Mr. Gruver has been on the faculty of Bucknell University, where he serves as a Visiting Professor and Distinguished Executive-in-Residence. Prior to this, he spent 20 years at Goldman, Sachs & Co., where he was a general partner and served as Chief Administrative Officer of the equities division from 1988 until his retirement from the firm in 1992.

          Jeffrey M. Cunningham, age 53. Mr. Cunningham was appointed to the Board in March 2006. Mr. Cunningham is founder and Chairman of Newsmarkets LLC, a publishing and Internet services firm and publisher of Directorship magazine. Prior to founding Newsmarkets in 2002, he was managing director of New England Ventures LLC, an advisory and investment firm with interests in media and technology. Prior to that, he served as Managing Director of the Internet Finance Partners fund of Schroders plc from 2000 to 2002, and as president of the Internet media group of CMGI, Inc., an Internet incubator, from 1998 to 2000. From 1980 to 1998, he served in several capacities at Forbes, Inc., including publisher of Forbes magazine from 1993 to 1998. He also serves on the boards of Sapient Corporation, a leading IT consultant, and Countrywide Financial inc., a provider of mortgage lending and other finance-related services.

          The current Class III directors of the Company, who are not standing for re-election at the Meeting and whose terms will expire at our Annual Meeting of Stockholders in 2008, are as follows:

          Thomas J. Clarke, Jr., age 49. Mr. Clarke is the chairman and chief executive officer of TheStreet.com. He joined TheStreet.com in October 1999 as president and chief operating officer and was appointed chief executive officer and made a director of the Company in November 1999. In October 2001, Mr. Clarke was appointed chairman of the Board. From 1984 through 1998, Mr. Clarke served in several capacities at Technimetrics, Inc. (a subsidiary of Knight-Ridder, Inc. from 1994 through 1998 and now part of Thomson Financial), most recently as chief executive officer. During his tenure, he helped to significantly enhance the value of Technimetrics, Inc., culminating in its sale to The Thomson Corporation in 1998. Mr. Clarke is a business information adviser for Plum Holdings LP, a venture capital fund based in Philadelphia that focuses on investing in early-stage media companies.

          Jeffrey A. Sonnenfeld, age 52. Dr. Sonnenfeld has served as a director of TheStreet.com since January 2003. In April 2005, Dr. Sonnenfeld was made the senior associate dean for executive programs at Yale University’s School of Management and the Lester Crown Professor of Management Practice. He had previously served as associate dean for the School of Management since 2001. From 1998, when he founded the Chief Executive Leadership Institute in Atlanta, Georgia, through the Institute’s 2001 acquisition by Yale, he served as the Institute’s president & chief executive officer. From 1988 to 1998, he was a professor at the Goizueta Business School of Emory University. Prior to this, he spent ten years as a professor at the Harvard Business School.

Executive Officers

          The following sets forth certain information regarding executive officers of the Company, including their ages as of the date of the Meeting. Information pertaining to Mr. Clarke, who is both Chairman of the Board of Directors and Chief Executive Officer of the Company, may be found in the section entitled “Current Directors.”

          James Lonergan, age 44, President and Chief Operating Officer. Mr. Lonergan joined TheStreet.com in February 2001 from Worldly Information Network, an online publisher of investment information, where he served as chief operating officer from January 2000 to February 2001. Prior to joining Worldly, Mr. Lonergan served as executive vice president, chief operating officer for Thomson Financial Investor Relations (formerly Technimetrics, Inc.) from 1998 to January 2000 and as executive vice president and chief operating officer at Technimetrics, Inc. from 1996 until its acquisition by Thomson Financial in 1998.

          Jordan Goldstein, age 39, Vice President, General Counsel and Secretary. Mr. Goldstein joined TheStreet.com in October 1999 as associate counsel. In April 2000, he was named acting general counsel and appointed corporate secretary of the Company and in July 2000 was appointed vice president and general counsel. From June 1997 through October 1999, Mr. Goldstein was an associate with the law firm of Proskauer Rose LLP. From November 1995 through May 1997, Mr. Goldstein was an associate with the law firm of Rivkin Radler & Kremer LLP.

Corporate Governance and Related Matters

General

          The following discussion summarizes corporate governance matters relating to the Company, including director independence, Board and Committee structure, function and composition, and other governance charters, policies and procedures. For information on the Company’s corporate governance, including the text of the Company’s Certificate of Incorporation and Bylaws, the charters approved by the Board for the Audit Committee and the Nominating and Corporate Governance Committee, and the Company’s Code of Business Conduct and Ethics, please visit the investor relations section of the Company’s web site at www.thestreet.com/ir, under “Investor Research—Corporate Governance.”

Independence of Directors

          The Board of Directors has determined that five of its seven members are independent under the independence standards of listing requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”). Under these standards, a director is not independent if he has certain specified relationships with the Company or any other relationship which in the opinion of the Board would interfere with his exercise of independent judgment as a director. The independent directors are: Mr. Cunningham, Mr. Gruver, Mr. Otte, Dr. Peretz and Dr. Sonnenfeld.

Board of Directors and Committees

          The Board is responsible for directing and overseeing the business and affairs of the Company. The Board represents the Company’s stockholders and its primary purpose is to build long-term shareholder value. The Board of Directors meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters that in accordance with good corporate governance require Board approval. It also holds special meetings when an important matter requires action of the Board of Directors between scheduled meetings. The Board met 11 times, including telephone conference meetings, and acted by written or electronic consent twice during the year ended December 31, 2005. During 2005, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was a director.

          The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 2005 are set forth below.

Audit Committee. The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company. The Audit Committee oversees the Company’s internal accounting and financial reporting procedures and reviews the qualifications, independence and performance of the Company’s independent registered public accounting firm. The Audit Committee has sole authority to appoint and replace the Company’s independent registered public accounting firm, to approve their fees and to evaluate their performance. The Company’s chief executive officer does not attend audit committee meetings unless requested by the Committee. The Audit Committee consists of Mr. Otte, who serves as chairman, Mr. Gruver and Dr. Sonnenfeld. All of the current members of the Audit Committee satisfy Nasdaq and Securities and Exchange Commission (“SEC”) independence requirements, as well as Nasdaq rules for financial literacy. In addition, the Board has determined that Mr. Otte, the Chairman of the Audit Committee, is an “audit committee financial expert” as defined under SEC rules. The Audit Committee met 10 times and acted by written or electronic consent once during fiscal 2005. The Audit Committee operates under a written charter adopted by the Board in May 2000 and amended in April 2003 and April 2006. A copy of the amended Charter is attached as Appendix A to this Proxy Statement.

Compensation Committee. The Compensation Committee makes the final determination concerning the base salary and incentive compensation of senior level employees and certain other individuals compensated by the Company (other than directors), as well as awards granted to all employees, consultants and other individuals under the Company’s amended and restated 1998 Stock Incentive Plan (the “Stock Incentive Plan”). The Compensation Committee currently consists of Mr. Gruver, who serves as chairman, and Mr. Cunningham, both of whom were appointed in April 2006. The Committee is currently exploring with management the potential expansion of its purview to include oversight of management personnel matters such as evaluation and succession planning. All of the current and former members of the Compensation Committee are independent under Nasdaq corporate governance listing standards. The Compensation Committee met six times during the year ended December 31, 2005.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (i) identifies and evaluates potential director candidates, (ii) recommends candidates for appointment or election to the Board, and (iii) and advises the Board on matters of corporate governance. The Nominating and Corporate Governance Committee consists of Dr. Sonnenfeld, who serves as chairman, and Dr. Peretz. The Nominating and Corporate Governance Committee met twice during the year ended December 31, 2005. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board in April 2004.

Director Nominations

          The Nominating and Corporate Governance Committee will consider candidates for director who are recommended by its members, by other Board members, by stockholders and by management. From time to time, the Committee may also engage third party search firms to assist it in identifying director candidates. The nominations of Mr. Cramer and Dr. Peretz were recommended to the Board of Directors by the Nominating and Corporate Governance Committee.

          In evaluating director candidates for purposes of recommending nominees to the Board, the Nominating and Corporate Governance Committee will consider (among other factors the Committee may deem relevant) the candidate’s: (i) personal and professional ethics and integrity; (ii) business and professional experience in fields relevant to the Company’s business (including whether that experience complements the expertise and experience of the other directors); (iii) commitment to representing the interests of all stockholders of the Company; (iv) ability to devote sufficient time to Board activities; and (v) status under applicable independence requirements.

          To have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the following information: (i) name, address and biography of the candidate; (ii) statement from the candidate indicating his or her willingness to serve if elected; (iii) statement from the recommending stockholder indicating the particular skills or expertise the candidate would bring to the Board; (iv) name, address and phone number of the stockholder submitting the recommendation; (v) number of shares of the Company’s stock owned by the stockholder submitting the recommendation and the length of time such shares have been held; (vi) description of all relationships or arrangements between the stockholder and the proposed candidate; and (vii) any additional information that would be required under applicable SEC rules to be included in the Company’s proxy statement in the event the proposed candidate were to be nominated as a director.

          Such submissions should be sent to TheStreet.com’s Nominating and Corporate Governance Committee, c/o the Secretary, at the Company’s principal executive offices. In order for a candidate to be considered for any annual meeting of stockholders, the submission must be received no later than the December 1st preceding such annual meeting.

          The Nominating and Governance Committee will evaluate each potential candidate using publicly available information, biographical and other information obtained from the candidate (or the submitting stockholder), and may seek additional information from the potential candidate, the submitting stockholder, and/or other sources. The Committee and other members of the Board may hold interviews with selected candidates and contact the candidate’s references and/or other sources of first-hand information about the candidate. Individuals recommended by stockholders will be considered under the same criteria as candidates recommended by other sources. However, the Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Stockholder Communications with the Board of Directors

          The Board of Directors has adopted the following policy concerning stockholder communications: Any stockholder wishing to contact the Board of Directors, any committee of the Board, or any individual director regarding bona fide issues or questions about the Company may do so by sending an email to boardcommunications@thestreet.com or a written communication to the Board of Directors or the appropriate committee or director c/o the Secretary at the following address: TheStreet.com, Inc., 14 Wall Street, 15th Floor, New York, NY 10005.

          The Secretary will review all such correspondence and forward it (or a summary) to the appropriate parties. Where the Secretary deems it appropriate, such forwarding will take place on an expedited basis. Communications raising concerns relating to the Company’s accounting, internal controls, or audit matters will immediately be brought to the attention of the chairman of the Audit Committee and will be handled in accordance with the procedures established by the Audit Committee for such matters.

          The Company believes that it is important for directors to directly hear concerns expressed by stockholders. Accordingly, Board members are encouraged to attend the Annual Meeting of Stockholders. Two of the seven members of the Board of Directors at the time of the Annual Meeting in 2005 attended such meeting in 2005.

Code of Business Conduct and Ethics

          The Company has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees. This code is publicly available in the investor relations section of the Company’s web site at www.thestreet.com/ir, under “Investor Research—Corporate Governance.” The code was amended in January 2005. Any substantive amendments to the code and any grant of a waiver from a provision of the code requiring disclosure under applicable SEC or Nasdaq rules will be disclosed in a report on Form 8-K.

Compensation Committee Interlocks and Insider Participation

          All directors who served on the Compensation Committee during 2005 were independent directors, and none of them were employees or former employees of the Company, other than Dr. Peretz, who served as co-chairman of the Company from June 1996 to December 1998. During 2005, none of the Company’s executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officers served on the Company’s Compensation Committee or Board of Directors.

Compensation of Directors

          The Company provides cash compensation to non-employee directors for serving on the Company’s Board of Directors and the Board’s committees as follows:

•

Annual Fee. Each non-employee director receives an annual fee for service on the Company’s Board of Directors, payable in arrears in equal quarterly installments (on March 31st, June 30th, September 30th, and December 31st) and prorated as necessary to reflect a termination of service during the quarter. The annual fee for any given year is equal to 25,000 multiplied by one-third of the closing price of the Company’s common stock on The Nasdaq Stock Market on December 31st of the previous year. For 2005, this formula resulted in an annual fee for non-employee directors of $34,000.

•

Meeting Fees. Each non-employee director is entitled to receive and, during 2005, received, the following fees for participating in meetings of the Company’s Board and committees other than the Nominating and Corporate Governance Committee:

	o	$1,500 for attending each Board meeting;
	o	$500 for attending each committee meeting; and
	o	$300 for participating in each Board or committee conference call.

•

Nominating and Corporate Governance Committee Fees. Due to the nature of their work, instead of receiving fees on a per-meeting or per-call basis, members of the Company’s Nominating and Corporate Governance Committee receive a fee of $200 per hour for meetings, calls and interviews.

•

Audit Committee Chairman. In addition to the fees set forth above, the Chairman of the Audit Committee is paid a fee of $5,000 per quarter, to compensate him for the additional responsibilities and duties of that position.

          See “Certain Relationships and Related Transactions” for a discussion of certain agreements between the Company and a director of the Company.

Stock Ownership of Directors

          The Board of Directors believes that director ownership of stock benefits the Company by aligning the interests of the Company’s directors with those of stockholders. Accordingly, in March 2004, the Board adopted a guideline providing that each non-employee director must beneficially own at least 5,000 shares of the Company’s common stock (excluding shares underlying unexercised stock options). New directors must be in compliance with the guideline within six months of becoming a director. The Board recognizes that exceptions to this guideline may be necessary or appropriate in individual cases, and may approve such exceptions from time to time as it deems appropriate in the interests of the Company’s stockholders. During 2005, all non-employee directors were in compliance with this guideline.

EXECUTIVE COMPENSATION

Summary Compensation Table

          The following table sets forth the compensation paid for all services rendered to the Company in all capacities during 2005, 2004 and 2003 to (i) our current chief executive officer, and (ii) our other executive officers who earned more than $100,000 in 2005 and who were serving as executive officers at the end of 2005 (collectively, the “Named Executive Officers”).

					Long-Term Compensation Awards(1)

	Annual Compensation

Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options(#)

Thomas J. Clarke, Jr.	2005	$356,000	$124,600	$15,000 (2)	200,000
Chief Executive Officer and Chairman	2004	$356,000	$338,200	$15,000 (2)	200,000
of the Board	2003	$356,000	$71,200	$15,000 (2)	50,000

James Lonergan	2005	$275,000	$96,250	—	70,000
President and Chief Operating Officer	2004	$265,000	$251,750	—	70,000
	2003	$250,000	$50,000	—	40,000

Lisa A. Mogensen(3)	2005	$245,000	$85,750	—	70,000
Chief Financial Officer and Vice President,	2004	$230,000	$218,500	—	70,000
Finance	2003	$220,000	$44,000	—	40,000

Jordan Goldstein	2005	$205,000	$71,750	—	40,000
Vice President and General Counsel	2004	$195,000	$185,250	—	40,000
	2003	$175,000	$35,000	—	30,000

(1)

In January 2006, Mr. Clarke was granted 45,000 restricted stock units pursuant to his newly executed 2006 employment agreement with the Company. See “Arrangements with Named Executive Officers—Employment Agreements.”

(2)	Cash reimbursement of unitemized expense account of Mr. Clarke.

(3)	Ms. Mogensen resigned as chief financial officer of the Company effective on March 16, 2006.

OPTION GRANTS IN FISCAL YEAR 2005

          The following table sets forth information regarding stock options granted to our Named Executive Officers in 2005. We have never granted any stock appreciation rights.

	Individual Grants

Name	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year (1)	Exercise Price ($) Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)

					5% ($)	10% ($)

Thomas J. Clarke, Jr.	200,000(3)	16.62%	4.08	1/2/10	225,445	498,176
James Lonergan	70,000(3)	5.82%	4.08	1/2/10	78,906	174,361
Lisa A. Mogensen(4)	70,000(3)	5.82%	4.08	1/2/10	78,906	174,361
Jordan Goldstein	40,000(3)	3.32%	4.08	1/2/10	45,089	99,635

(1)	Percentages are based on grants in 2005 to purchase an aggregate of 1,203,000 shares of our common stock, including options granted to outside contributors.

(2)

Potential realizable values are computed by multiplying the number of shares of common stock subject to a given option by the assumed value of our common stock, assuming that the aggregate stock value compounds from the fair market value of the stock on the date of grant at the annual 5% or 10% rate shown in the table for the entire five-year term of the option and subtracting from that result the aggregate option exercise price. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect our projection or estimate of future stock price growth.

(3)

These options were granted to the Named Executive Officers in January 2005 and become exercisable as follows: 33.33% on the first anniversary of the date of grant, 33.33% on the second anniversary of the date of grant, and 33.33% on the third anniversary of the date of grant. All options have a five-year term. The options also provide that, in the event of a “Change in Control” (as such term is defined in the Stock Incentive Plan), 50% of the then unexercisable portion will immediately become exercisable. Mr. Clarke’s options also provide that 100% of the then unexercisable portion will immediately become exercisable in the event of a Change in Control or in the event Mr. Clarke’s employment is terminated by the Company without “Cause” or by Mr. Clarke with “Good Reason” (as such terms are defined in the Employment Agreement, dated January 1, 2006, between Mr. Clarke and the Company).

(4)	Ms. Mogensen resigned as chief financial officer of the Company effective on March 16, 2006.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

          The following table sets forth information concerning the exercise of stock options during the fiscal year ended December 31, 2005 by our Named Executive Officers and the fiscal year-end value of unexercised options.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2005 (#)		Value of Unexercised In-the-Money Options at December 31, 2005 ($)(1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas J. Clarke, Jr.	325,000	845,000	1,099,999	350,001	5,641,413	1,117,337
James Lonergan	—	—	374,999	130,001	1,822,379	423,171
Lisa A. Mogensen	18,500	48,100	100,652	130,001	488,002	423,171
Jordan Goldstein	11,750	30,550	93,333	76,667	483,399	252,001

(1)	Based on TheStreet.com’s share price as of December 31, 2005, which was $7.21 per share.

(2)	Ms. Mogensen resigned as chief financial officer of the Company effective on March 16, 2006.

Report of the Compensation Committee on Executive Compensation

          The Compensation Committee sets the base salary and incentive compensation of the Company’s executive officers, and is responsible for the administration of the Stock Incentive Plan.

Compensation Philosophy. The Company’s compensation philosophy is geared toward attracting and retaining qualified executives and key employees. Compensation of the Company’s executive officers comprises a mix of short- and long-term elements: base salary, annual incentive compensation in the form of cash, long-term incentive compensation in the form of equity, and various other Company-wide benefits, including a 401(k) plan and Company-subsidized medical and dental insurance. All of the determinations of the Committee regarding the appropriate form and level of executive compensation are ultimately judgments based on the Committee's assessment of three factors: (i) executive compensation at comparable companies; (ii) the performance of the Company against its financial and strategic goals; and (iii) the level of responsibility and individual performance of each executive officer.

The Committee sets the levels of executive compensation in accordance with the factors described above. The Company has few direct public competitors of its size against which to compare its compensation arrangements. Accordingly, the Committee uses its judgment to determine appropriate compensation levels for the Company’s executives. To assist its future compensation determinations, in late-2004, the Committee received a report from James F. Reda & Associates, LLC, an independent outside compensation expert, which benchmarked the base, incentive and equity compensation levels of the Company’s executive officers against a peer group of roughly comparable companies.

Base Salary for Executive Officers. Upon the recommendation of the chief executive officer, the Committee approved base salary increases for 2005 for the Company’s other executive officers ranging from approximately 3.8% to approximately 6.5%.

Annual Incentive Bonuses for Executive Officers. Generally, a considerable portion of the Company’s executive officers’ total cash compensation is tied to annual bonus incentive arrangements that relate directly to the strategic goals of the Company, as established by the Board. In 2005, the Committee adopted an incentive bonus plan under which executives would receive cash bonuses equal to specified percentages of their annual base salaries upon the Company’s achievement of specified financial objectives. The 2005 goals related to (i) the growth rate of the net revenue of the Company’s electronic publishing segment over the previous fiscal year, (ii) growth rate of the net revenue of the Company’s securities research and brokerage segment over the previous fiscal year, and (iii) the Company’s net income for the year. Potential bonus payments under the plan ranged from zero to 116% of base salary depending upon the extent to which the actual financial results of the Company were above or below certain specified target amounts in the areas described above and were adjustable based upon the level of net income for the year.

          By adopting this incentive bonus plan, the Committee sought to focus management on growth of the Company’s revenue in both of its business segments with the strong operational and fiscal discipline necessary to achieve the goal of profitability, which were judged by the Board to be critical business objectives in 2005. The Company performed well in 2005, but did not achieve the goals set forth in the incentive bonus plan. Although the Company’s electronic publishing segment recorded net revenue growth and net income for the full 2005 fiscal year, the Company’s securities research and brokerage segment experienced increasing losses due to industry consolidation, increased competition and an uncertain regulatory environment. Accordingly, in June 2005 the Company determined that it was in the best interests of stockholders to discontinue the operations of IRG Research. Because the Committee believes the executive officers acted prudently and in the best interests of the Company despite the financial and operational hardships associated with discontinuing the segment, and performed well in connection with the disposal and with continuing operations, the Committee judged that the executive officers were deserving of an incentive bonus for 2005 equal to 35% of annual base salaries. Accordingly, the 35% bonuses shown in the Summary Compensation Table for 2005 were paid under this program in January 2006.

Annual Equity Compensation for Executive Officers. The Compensation Committee continued to award equity compensation to its executive officers (other than the awards to the Chief Executive Officer) at normalized levels, using the three broad compensation criteria outlined above. Equity compensation was made in the form of stock options. Stock options are granted at a price that is equal to the closing price of the Company’s common stock on The Nasdaq National Market on the trading day immediately preceding the date of grant, and vest over a three-year period as follows: 33.33% on the first anniversary of the date of grant, 33.33% on the second anniversary of the date of grant, and 33.33% on the third anniversary of the date of grant. The options have a term of five years. In all, options to purchase 380,000 shares of Company common stock were granted to executive officers for service to the Company in 2005. Equity compensation awards are made in January, and the Committee views them as both reward for prior year performance and incentive for future performance.

Compensation of Chief Executive Officer. On January 1, 2004, the Committee approved a two-year employment agreement with Mr. Clarke, under which he continued to serve as chairman and chief executive officer of the Company through the end of 2005. Under his employment agreement, Mr. Clarke's base salary remained unchanged at $356,000 with no guaranteed increase during the term, and he remained eligible for an annual cash bonus, according to the terms of the annual incentive bonus plan for executives, as set by the Committee. In addition, pursuant to the employment agreement, Mr. Clarke received an award of options to purchase 200,000 shares of Company common stock on January 3, 2005. The Committee viewed the awards as appropriate in light of, and in consideration of, among other things, his accepting no increase in his base salary. Each option was granted at a price that was equal to the closing price of the Company’s common stock on The Nasdaq National Market on the trading day immediately preceding the date of grant, and will vest over a three-year period as follows: 33.33% on the first anniversary of the date of grant, 33.33% on the second anniversary of the date of grant, and 33.33% on the third anniversary of the date of grant. The options have a term of five years.

Internal Revenue Code Section 162(m) Limitation. As a result of Section 162(m) of the Internal Revenue Code, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1.0 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers that is not considered to be performance-based. Compensation that does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The Company’s incentive bonus plan is not intended to qualify as performance-based compensation because historically the combined salary and bonus of each executive officer has been below the $1.0 million limit. Stock options granted under the Stock Incentive Plan are intended to qualify as performance-based compensation.

Respectfully submitted by the members of the Compensation Committee:

Dr. Jeffrey A. Sonnenfeld
Dr. Martin Peretz

COMMON STOCK PERFORMANCE GRAPH

          Set forth below is a graph comparing the cumulative total stockholder return on the Company’s common stock from December 31, 2000 through December 31, 2005 with the cumulative total return on the Nasdaq Composite Index and a self-constructed industry-specific peer group (1). The performance graph is based on closing prices on December 31st of each year other than for 2000, which is based on the closing price on December 29, 2000, the last trading day before December 31, 2000. The comparison assumes $100 was invested on December 31, 2000 in the Company’s common stock and in each of the foregoing indices and assumes reinvestment of dividends. The closing price of TheStreet.com’s common stock on December 29, 2000, was $2.88.

COMPARISON OF THE CUMULATIVE TOTAL RETURN

AMONG THESTREET.COM, THE NASDAQ COMPOSITE

INDEX,  AND AN INDUSTRY SPECIFIC PEER GROUP(1)

0.00

500.00

1000.00

1500.00

2000.00

2500.00

3000.00

3500.00

4000.00

2000

2001

2002

2003

2004

2005

TSCM

NASDAQ COMP

PEER GROUP

(1)

Until the discontinuation of the Company’s institutional equity research subsidiary in June 2005, the Company operated its business in two segments: electronic publishing and securities research and brokerage. Because the Company does not believe that it has a peer industry group of companies that have businesses in both of these segments, it uses a self-selected peer group. Four of the five companies in the selected group were chosen as representative of businesses that provide electronic publishing of financial and related content and one was chosen because it operates a broker dealer and provides equity research and other financial services to institutional clients. The peer group consists of the following companies: Bankrate, Inc., Cnet, Inc., EDGAR Online, Inc., iVillage, Inc., and MCF Corporation.

Arrangements with Named Executive Officers

          The Company has from time to time entered into employment and severance arrangements with certain of its Named Executive Officers. A summary of the terms of these arrangements is set forth in the following paragraphs.

Employment Agreements

          On December 27, 2005, the Company entered into a new employment agreement with and Thomas Clarke J. Clarke, Jr., effective as of January 1, 2006, upon expiration of his prior employment agreement. Pursuant to the agreement, Mr. Clarke will continue to serve as the Chairman of the Board and Chief Executive Officer of the Company through December 31, 2007.

          In consideration for his service, Mr. Clarke is entitled to an annual base salary of $410,000 and is eligible to receive annual cash bonus compensation, with a target of such bonus being 75% of such salary. Mr. Clarke also will receive an annual grant of long-term equity incentive compensation pursuant to the Company’s Amended and Restated 1998 Stock Incentive Plan on or about the beginning of each year of his employment under the agreement. Each grant will have a value on the grant date of $300,000 and will vest ratably over the first three anniversaries of the effective date of the grant. Accordingly, in January 2006, the Company awarded Mr. Clarke 45,000 restricted stock units, which will vest and be issued as shares of common stock of the Company at the rate of 15,000 on each of the first three anniversaries of the date of grant.

          If Mr. Clarke’s employment is terminated other than for “Cause,” if he resigns for “Good Reason” or if under certain circumstances the term of the employment agreement shall expire without renewal, then he shall be entitled to receive (i) previously earned salary and bonus, (ii) health and insurance benefits for up to one year, and (iii) up to 150% of such salary (100% in the case of such expiration if the Company has not previously offered to renew the employment agreement on commercially reasonable terms), and the outstanding long-term equity incentive grants would immediately vest. Mr. Clarke’s employment agreement generally defines “Cause” to include willful misconduct or gross negligence, dishonesty or misappropriation of Company funds, properties or other assets, unauthorized disclosure of confidential information materially harmful to the Company, conviction of a crime involving fraud, dishonesty or moral turpitude, violation of federal or state securities laws or failure to perform his duties for a period of 30 days or more without cure. “Good Reason” is defined to include a material adverse change in Mr. Clarke’s functions, duties, titles, responsibilities or reporting responsibility in his position with the Company, the assignment of duties inconsistent with his position and status as Chairman and Chief Executive Officer, a reduction in his annual salary during the term of his employment with the Company, failure of the Company to cure a material breach of his employment agreement by the Company, a significant reduction of Mr. Clarke’s duties or responsibilities in connection with a “Change of Control” (as such term is defined in the Stock Incentive Plan) of the Company (other than solely by virtue of the Company being acquired and made part of a larger entity), and Mr. Clarke's relocation by the Company to a location more than fifty (50) miles from the Company’s current headquarters or his New Jersey home. Pursuant to the employment agreement, and as a condition to certain of the foregoing severance entitlements, Mr. Clarke is subject to certain non-competition, non-solicitation and confidentiality restrictions.

          On March 1, 2003, the Company entered into a two-year employment agreement with James Lonergan, as President and Chief Operating Officer of the Company. The agreement provides for an annual salary of $250,000 and a bonus under the annual incentive plan for management and other significant employees of the Company, which is based upon achievement of the Company’s annual financial goals as determined by the Compensation Committee. The annual salary was increased to $265,000 on January 1, 2004 and to $275,000 on January 1, 2005. The employment agreement, which expired on February 28, 2005, was renewed for one year at the current salary on April 29, 2005 and March 14, 2006, and expires on February 28, 2007.

          Under Mr. Lonergan’s employment agreement, in the event Mr. Lonergan’s employment is terminated by the Company without “Cause” or by Mr. Lonergan with “Good Reason” at any time during the term, he will be entitled to receive his annual salary and benefits for an additional 12 month period following the date of termination, or, at the Company’s option, in a lump sum payment appropriately discounted for the time value of money. Mr.

Lonergan’s employment agreement generally defines “Cause” to include willful misconduct or gross negligence, inexcusable, repeated or prolonged absence from work, dishonesty or misappropriation of Company funds, properties or other assets, unauthorized disclosure of confidential information materially harmful to the Company, conviction of a crime involving fraud, dishonesty or moral turpitude, violation of federal or state securities laws or failure to perform his duties for a period of 30 days or more without cure. “Good Reason” is defined to include a material adverse change in Mr. Lonergan’s functions, duties, or responsibilities in his position with the Company, a reduction in his compensation during the term of his employment with the Company, failure of the Company to cure a material breach of his employment agreement by the Company, or the relocation of Mr. Lonergan to a location more than fifty (50) miles from either the Company’s current headquarters or his New Jersey home. In addition, Mr. Lonergan is bound by a non-compete clause from the commencement date of his employment agreement through the first twelve months after the cessation of Mr. Lonergan’s employment.

Severance and Change of Control Arrangements

          On October 31, 2000, the Company entered into an arrangement with Lisa A. Mogensen, its Chief Financial Officer. Under this arrangement, in the event her employment is terminated without Cause (as such term is defined therein), the Company will provide severance in the form of continued payment of her salary for an additional 12 month period, contingent upon her good faith efforts to find replacement employment similar in duties and responsibilities to her position with the Company. “Cause” to is defined to include willful misconduct or gross negligence, dishonesty or misappropriation of Company funds, properties or other assets, inexcusable, repeated or prolonged absence from work, unauthorized disclosure of confidential information likely to result in material harm to the Company, conviction of a crime involving fraud, dishonesty or moral turpitude, or involving a violation of federal or state securities laws, or failure to perform faithfully her duties to the Company, provided that such failure is not cured, to the extent cure is possible.

          In addition, under the arrangement with Ms. Mogensen, in the event of a change of control of the Company in which Ms. Mogensen is not offered a comparable position in the new entity or chooses not to continue her employment with such entity, the Company will provide continued payment of her salary for an additional 12 month period, contingent upon her good faith efforts to find replacement employment similar in duties and responsibilities to her position with the Company. On February 3, 2006, the Company and Ms. Mogensen entered into an amendment to this arrangement, pursuant to which, if Ms. Mogensen agreed to continue her employment as chief financial officer of the Company through the filing of the Company’s annual report on Form 10-K (the “Voluntary Termination Date”), the Company would provide her with continued payment of her salary for an additional 12 month period (contingent upon her good faith efforts to find replacement employment similar in duties and responsibilities to her position with the Company). The Company also agreed that if she worked through the Voluntary Termination Date, the Company would accelerate the vesting of 23,334 unvested shares of a stock option granted to Ms. Mogensen pursuant to an employee stock option agreement dated January 2, 2004 at an exercise price of $4.06 per share.

          All of the option agreements between the Company and the Named Executive Officers provide that in the event of a Change of Control (as such term is defined in the Stock Incentive Plan) of the Company, 50% of the then unvested portion of their options will immediately vest and become exercisable. A “Change of Control” under the Stock Incentive Plan occurs upon (1) the acquisition of a majority of the voting power of the Company’s stock by a person, entity, or group (with certain exceptions) that owned less than 5% of such voting power immediately prior to the Company’s initial public offering; (2) the date on which a majority of the members of the Board of Directors are not “Current Directors” (which term is defined to mean the Company’s current directors and directors whose nomination or election was approved by a majority of the directors who at the time were “Current Directors”); (3) a merger or consolidation with another entity where the Company’s stockholders immediately prior to the merger or consolidation would no longer comprise a majority of the voting shares of the surviving corporation in substantially the same proportions as their prior ownership, or where the directors of the Company would not constitute a majority of the board of directors of the surviving corporation; (4) a sale of substantially all of the assets of the Company; or (5) approval by the stockholders of a plan of complete liquidation of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth, as of April 10, 2006 (except as otherwise noted), the beneficial ownership of our common stock by (i) each person known by us to own beneficially more than 5% of our common stock, (ii) each of our current directors and nominees for director, (iii) the Named Executive Officers; and (iv) all of our current executive officers and directors as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (2)

Thomas J. Clarke (3)	1,000,175	3.6%
James Lonergan (4)	291,617	1.1%
Jordan Goldstein (5)	134,000	*
James J. Cramer (6)	4,025,478	14.9%
Cramer Partners, L.L.C. (7)	1,754,538	6.6%
Martin Peretz (8)	3,400,624	12.7%
Peretz Partners L.L.C. (9)	2,430,508	9.1%
Jeffrey M. Cunningham	25,000	*
William R. Gruver (10)	62,000	*
Daryl Otte (11)	92,300	*
Jeffrey A. Sonnenfeld (12)	55,000	*

All executive officers and directors as a group (9 persons)	9,086,194	32.2%

*	Represents beneficial ownership of less than 1%.

(1)

Except as otherwise indicated, the address for each stockholder is c/o TheStreet.com, Inc., 14 Wall Street, New York, NY 10005. Other addresses in the notes below are based on recent filings with the SEC.

(2)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Percentage ownership is based on 26,707,940 shares outstanding as of April 10, 2006. Shares of common stock subject to options currently exercisable or exercisable within 60 days of April 10, 2006 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person. Except as noted, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(3)	Consists of 250,177 shares owned by Mr. Clarke and 749,998 shares issuable to Mr. Clarke upon exercise of options within 60 days of April 10, 2006.

(4)	Consists of 96,618 shares owned by Mr. Lonergan and 194,999 shares issuable to Mr. Lonergan upon exercise of options within 60 days of April 10, 2006.

(5)	Consists of 4,001 shares owned by Mr. Goldstein and 129,999 shares issuable to Mr. Goldstein upon exercise of options within 60 days of April 10, 2006.

(6)

Includes 1,993,913 shares owned directly by Mr. Cramer, 1,754,538 shares owned by Cramer Partners, L.L.C. and 277,027 shares issuable to Mr. Cramer upon exercise of options within 60 days of April 10, 2006.

(7)	Shares owned by Cramer Partners, L.L.C. are also included in the total for James J. Cramer.

(8)

Includes 182,474 shares owned directly by Dr. Peretz and 50,000 shares issuable to Dr. Peretz upon exercise of options within 60 days of April 10, 2006. Also includes the following shares, over which Dr. Peretz has sole voting and dispositive power: 2,430,508 shares owned by Peretz Partners, L.L.C., of which Dr. Peretz is manager; and 254,504 shares held by Peretz Family Investments, L.P., of which Dr. Peretz is general partner. Dr. Peretz disclaims beneficial ownership of such shares. Also includes the following shares, over which Dr. Peretz has shared voting and dispositive power: 310,257 shares owned by the family of Dr. Peretz, including his spouse and children; 18,174 shares held by a trust for which Dr. Peretz is a co-trustee; 73,618 shares held by a trust for the benefit of Dr. Peretz; 79,089 shares held by a trust for the benefit of Dr. Peretz’s spouse; and 1,000 shares held by each of two trusts for the benefit of Dr. Peretz’s children, for each of which Dr. Peretz is a co-trustee.

(9)	Shares owned by Peretz Partners, L.L.C. are also included in the total for Martin Peretz.

(10)	Consists of 16,200 shares owned directly by Mr. Gruver, 20,800 shares owned by Mr. Gruver’s spouse and 25,000 shares issuable to Mr. Gruver upon exercise of options within 60 days of April 10, 2006.

(11)	Consists of 42,300 shares owned directly by Mr. Otte and 50,000 shares issuable to Mr. Otte upon exercise of options within 60 days of April 10, 2006.

(12)	Consists of 5,000 shares owned directly by Dr. Sonnenfeld and 50,000 shares issuable to Dr. Sonnenfeld upon exercise of options within 60 days of April 10, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s outstanding common stock, to file initial reports of ownership and reports of changes in ownership of common stock with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

          Based solely on its review of such reports received by the Company with respect to fiscal year 2005 and written representations from such reporting persons, the Company believes that all reports required to be filed under Section 16(a) have been timely filed by such persons.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreement with James J. Cramer

          On August 1, 2005, the Company and its co-founder, director and columnist, James J. Cramer, entered into a new employment agreement, effective upon expiration of his prior agreement. Pursuant to the employment agreement, Mr. Cramer will author articles for the Company’s publications, provide on-air radio hosting services for the Company’s radio programming, and provide reasonable promotional and other services, subject to his personal and professional availability, through December 31, 2007.

          In consideration for providing these services, Mr. Cramer’s salary was increased from $400,000 to $500,000 per annum for the remainder of 2005, $750,000 for fiscal 2006 and will be increased to $1,000,000 for fiscal 2007. In addition, he will continue to be paid the radio talent fee (currently $450,000 per annum) paid to the Company by CBS Radio Inc. under the Company’s January 2006 radio agreement. Mr. Cramer is also eligible to receive stock option awards and annual bonuses under the Company’s annual incentive plan, in each case as determined by the Compensation Committee of the Board of Directors. Mr. Cramer has agreed that, during the term of the employment agreement, he will not write for online financial publications that compete with the Company or be a lender, director, stockholder, partner etc., for any other start-up on-line business that competes with the Company without first obtaining the Company’s consent. In addition, during the term of the employment agreement and for a period of 18 months after the cessation of his employment, he will not solicit for employment, in any business enterprise or activity, any person who was employed by the Company during the six months prior to the cessation of his employment. Mr. Cramer is permitted to pursue other journalistic endeavors (including, for example, his authorship of a column for New York magazine) provided that they are not inconsistent with the performance of his obligations to the Company.

          Under the employment agreement, the Company can terminate Mr. Cramer’s employment for “Cause” (as such term is defined in the employment agreement). Additionally, Mr. Cramer has the right to terminate his employment with the Company for “Good Reason” (as such term is defined in the employment agreement).

          If the Company terminates Mr. Cramer’s employment for “Cause” or Mr. Cramer terminates his employment without “Good Reason,” then for a period of 18 months following such termination, Mr. Cramer will not write for online financial publications that compete with the Company without first obtaining the Company’s consent. If the Company seeks to terminate Mr. Cramer’s employment without “Cause” or if Mr. Cramer seeks to terminate his employment with “Good Reason,” then the Company may, in its discretion, require Mr. Cramer to take a period of “Garden Leave” (as such term is defined in the employment agreement ) which shall run for the lesser of 18 months or the remainder of the term, during which time: (i) the Company shall be under no obligation to vest in or assign to Mr. Cramer any powers and duties or provide any work for Mr. Cramer; and (ii) Mr. Cramer will continue to be an employee of the Company and will be entitled to receive his salary and all other financial and non-financial benefits of his employment and be subject to the non-compete provisions of the employment agreement. After expiration of any Garden Leave period, Mr. Cramer’s employment with the Company will terminate.

          Mr. Cramer also has the right to terminate the employment agreement 31 days after the Company undergoes a “Change of Control” (as such term is defined in the employment agreement), even during a period of “Garden Leave.” In the event Mr. Cramer exercises such right, the Company will have no further obligations (including payment obligations) to Mr. Cramer under the employment agreement, and Mr. Cramer will still be bound by obligations of confidentiality and non-solicitation (but not non-competition) under the agreement.

          The employment agreement also contains indemnification provisions pursuant to which the Company has agreed, with certain exceptions, to defend, indemnify and hold harmless Mr. Cramer, against losses suffered in connection with the provision of his services under the employment agreement (and previous employment agreements) and in connection with his provision of radio hosting and other services to Premiere Radio Networks, Inc. from July 30, 2001 through December 30, 2002.

          On January 3, 2005, Mr. Cramer was granted a non-qualified option under the Company’s Stock Incentive Plan to purchase 200,000 shares of the Company’s common stock at an exercise price of $4.08 per share, which was the closing price of the Company’s common stock on the trading date immediately prior to the date of grant. This option will vest at a rate of 33% on each of the first three anniversaries of the grant date, and will expire on the fifth anniversary of the grant date.

PROPOSAL II
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Audit Committee of the Board of Directors is responsible for the appointment of the Company’s independent registered public accounting firm. In fulfillment of that responsibility, the Audit Committee has selected Marcum & Kliegman LLP (“Marcum & Kliegman”) as the Company’s independent registered public accountants to examine the Company’s accounts for the fiscal year ending December 31, 2006, and has further directed that management submit the selection of such independent registered public accounting firm for ratification by the stockholders at the Meeting. Marcum & Kliegman served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2005, although their selection by the Audit Committee occurred too late to be presented for ratification by the Company’s stockholders at the annual meeting on June 22, 2005. See “Information Regarding Change of Independent Public Accounting Firm.” Representatives of Marcum & Kliegman are expected to be present at the Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. If the stockholders do not ratify the selection of Marcum & Kliegman, the Audit Committee will reconsider their selection.

Fees of Independent Registered Public Accountants

          The following table sets forth the aggregate fees billed to TheStreet.com by Ernst & Young LLP, its independent registered public accounting firm for 2004 and for the quarterly period ended March 31, 2005, and by Marcum & Kliegman, its current independent registered public accounting firm, for services rendered with respect to the fiscal years ended December 31, 2005 and 2004:

	2005	2004

Ernst & Young LLP
Audit Fees	$31,871	$399,816
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	2,904	—

Total E&Y Fees	$34,775	$399,816

Marcum & Kliegman LLP
Audit Fees	$296,500	—
Audit-Related Fees	7,000	—
Tax Fees	—	—
All Other Fees	8,331	—

Total M&K Fees	$311,831	—

Total Fees	$346,606	$399,816

          Audit Fees are fees billed for professional services rendered in connection with the audit of the Company’s consolidated annual financial statements and review of its consolidated interim financial statements included in quarterly reports and services provided in connection with regulatory filings, as well as fees rendered in connection with the audit of management’s assessment of internal control over financial reporting, as required by the Sarbanes-Oxley Act of 2002.

          Audit-Related Fees for 2005 consist of fees relating to an analysis of the impact of the adoption of Statement of Financial Accounting Standards No. 123(R), “Share Based Payment: An Amendment of FASB Statements 123 and 95” on the Company’s financial statements.

          Other Fees for 2005 include fees relating to accounting due diligence work (Ernst & Young and Marcum & Kliegman) and an analysis of proper accounting treatment in connection with certain stock option exercises (Marcum & Kliegman).

          The Audit Committee approves, on a case-by-case basis, all audit, review or attest services and permitted non-audit services (including the fee arrangements and terms in respect of such services) to be performed by the Company’s independent registered public accounting firm prior to its engagement to perform such services.

Information Regarding Change of Independent Public Accounting Firm

          The Audit Committee is responsible for the appointment of the Company’s independent registered public accounting firm, subject to ratification by stockholders at the Company’s annual meeting. On June 21, 2005, the Audit Committee engaged Marcum & Kliegman to serve as the Company’s independent registered public accounting firm for the year ended December 31, 2005. The Audit Committee dismissed Ernst & Young, the Company’s independent registered public accounting firm since 2002.

          Ernst & Young’s reports on TheStreet.com’s consolidated financial statements for the fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

          During such fiscal years and through June 21, 2005, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter in its reports on TheStreet.com’s consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K. TheStreet.com provided Ernst & Young with a copy of the foregoing disclosures at the time of the filing of the Company’s Current Report on Form 8-K reporting the change in accountants.

          Since January 1, 2003 and through June 21, 2005, the Company did not consult with Marcum & Kliegman regarding: (i) the application of accounting principles to any transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that Marcum & Kliegman concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii)

any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

          The Board of Directors recommends that stockholders vote FOR the proposed ratification of Marcum & Kliegman LLP as the Company’s independent registered public accounting firm.

Report of the Audit Committee

          The primary function of the Audit Committee is to oversee the Company’s accounting, auditing and financial reporting processes. The Committee operates pursuant to a written charter, adopted by the Board of Directors on May 31, 2000 and amended on April 25, 2003 and April 20, 2006. The Audit Committee Charter, as amended and restated, is attached as Appendix A to hereto and is publicly available on the investor relations section of the Company’s web site at www.thestreet.com/ir, under “Investor Research — Corporate Governance.”

          Management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. In addition to preparing the Company’s financial statements in accordance with U.S. generally accepted accounting principles, management is responsible for assessing the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles, as well as expressing an opinion on (1) management’s assessment of the effectiveness of the Company’s internal control over financial reporting and (2) the effectiveness of the Company’s internal control over financial reporting.

          Generally, at meetings of the Audit Committee held during fiscal 2005, the Committee met with both senior members of the Company’s finance department and members of the audit engagement team of Marcum & Kliegman LLP, the Company’s independent registered public accounting firm. The Committee also met with the Company’s general counsel to discuss legal, corporate governance and regulatory matters that concern the Company. In the performance of its oversight functions, the Committee reviewed and discussed with management and representatives of the independent registered public accounting firm the audited financial statements as of and for the year ended December 31, 2005, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the Company’s consolidated financial statements. The Committee also monitored the Company’s progress in assessing compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Committee also met with representatives of the independent registered public accounting firm in private sessions, without members of the Company’s management being present, to discuss accounting, disclosure and internal control issues, including matters that the auditors are required to discuss with the Committee by Statements on Auditing Standard No. 61, “Communication with Audit Committees.” The Company’s independent registered public accounting firm also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee discussed with the independent registered public accounting firm its independence.

          Pursuant to the Audit Committee Charter, the Committee is also responsible for the appointment of the Company’s independent registered public accounting firm, evaluation of that firm’s performance and, when circumstances warrant, termination of that firm’s engagement. Accordingly, the Committee met with senior members of the Company’s financial management team in private sessions to discuss Marcum & Kliegman’s performance.

          It is not the duty or responsibility of the Committee to conduct auditing or accounting reviews and procedures. In performing their oversight responsibility, members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

          Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors

Daryl Otte, Chairman
Dr. Jeffrey A. Sonnenfeld
William R. Gruver

STOCKHOLDER PROPOSALS

          Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act, which in certain circumstances may call for the inclusion of qualifying proposals in the Company’s Proxy Statement. For such proposals to be considered for inclusion in the Proxy Statement and proxy relating to the Company’s Annual Meeting of Stockholders in 2007, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than January 28, 2007. Such proposals should be directed to TheStreet.com, Inc., Attention: Corporate Secretary, 14 Wall Street, New York, New York 10005.

           Except in the case of proposals made in accordance with Rule 14a-8, the Company’s Bylaws require that stockholders desiring to bring any business before the Company’s Annual Meeting of Stockholders in 2007 deliver written notice thereof to the Company no earlier than February 23, 2007 and no later than March 25, 2007, and comply with all other applicable requirements of the Bylaws. However, in the event that the Annual Meeting of Stockholders in 2007 is called for a date that is more than 30 days before or after the anniversary date of the Annual Meeting of Stockholders in 2006, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the date on which notice of the date of the Annual Meeting of Stockholders in 2007 was mailed to stockholders or made public, whichever first occurs. In order for a proposal made outside of the requirements of Rule 14a-8 to be “timely” within the meaning of Rule 14a-4(c), such proposal must be received by the Company in accordance with the time limits set forth in the foregoing advance-notice Bylaw provision.

          The advance notice by stockholders must include the stockholder’s name and address, a representation that the stockholder is a holder of record of the Company’s common stock entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the date of such meeting) and intends to appear in person or by proxy at such meeting to propose such business, a brief description of the proposed business, the reason for conducting such business at the annual meeting, and any material interest of such stockholder in the proposed business. In the case of nominations for election to the Board of Directors, certain information regarding the nominee must also be provided.

OTHER MATTERS

          The last date for timely filing stockholder proposals relating to the Meeting under the Company’s Bylaws was April 23, 2006. As of the date of this Proxy Statement, the Board of Directors knows of no matters other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy card to vote in accordance with their best judgment in the interests of the Company.

HOUSEHOLDING

          As permitted by applicable law, only one copy of this Proxy Statement and Annual Report on Form 10-K is being delivered to registered stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the proxy materials. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Copies of this Proxy Statement and Annual Report on Form 10-K are available in digital form for download or review in the investor relations section of the Company’s web site at www.thestreet.com/ir, under “Financial Information—SEC Filings.” Alternatively, the Company will promptly deliver additional copies of the proxy materials to any registered holder residing at an address to which only one copy was mailed. Requests should be directed to Investor Relations, TheStreet.com, Inc., 14 Wall Street, 15th Floor, New York, NY 10005, or by telephone at (212) 321-5000.

          Additionally, stockholders who own the Company’s common stock in street name, meaning through bank or brokerage accounts, may have received a householding notice from their bank or broker. Stockholders who did not respond that they did not want to participate in householding are deemed to have consented to it, and only one copy of the proxy materials is being sent to them. Each stockholder will continue to receive a separate voting instruction form. Stockholders wishing to change this election with their bank or broker may contact their bank or broker directly, or contact Householding Elections by calling 1-800-542-1061, and be prepared to provide their name, the name of the brokerage firms or banks where their shares are held, and their account numbers. The revocation of a consent to householding will be effective 30 days following its receipt.

MISCELLANEOUS

          All costs incurred in the solicitation of proxies will be borne by the Company. In addition to the solicitation by mail, officers and employees of the Company may solicit proxies by mail, facsimile, email, telephone or in person, without additional compensation. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of common stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

          The Common Stock Performance Graph and the Audit Committee and Compensation Committee Reports included in this Proxy Statement shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent the Company incorporates such graph or reports by specific reference.

          The Company’s Annual Report on Form 10-K with respect to the fiscal year ended December 31, 2005 accompanies this Proxy Statement. The annual report, which contains audited financial statements, along with other information about TheStreet.com, is not incorporated in the Proxy Statement and is not to be deemed a part of the proxy soliciting material.

          It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope or vote their shares by telephone or over the Internet.

By Order of the Board of Directors,

Jordan Goldstein
Secretary
New York, New York
April 28, 2006

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS
OF
THESTREET.COM, INC.

As Adopted by the Board on April 20, 2006

1.  AUTHORITY

          The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of TheStreet.com, Inc., a Delaware corporation (the “Company”), is established pursuant to Article III, Section 11 of the Company’s Amended and Restated Bylaws and Section 141(c) of the Delaware General Corporation Law. The Committee will have the sole authority to appoint or replace the independent auditors of the Company. The Committee will be directly responsible for the compensation and oversight of the work of the Company’s independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors will report directly to the Committee. The Committee will have the authority to engage independent counsel and other advisers, as it deems necessary to carry out its responsibilities. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors engaged by the Company for the purpose of rendering or issuing an audit report and to any advisers engaged by the Committee.

2.  STRUCTURE OF THE COMMITTEE

          The Committee will be comprised of three or more directors as determined from time to time by resolution of the Board. Consistent with the appointment of other Board committees, the members of the Committee will be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee will be designated by majority vote of the members of the Committee, provided that if the Committee does not so designate a Chairman, the Board may designate a Chairman.

          The presence in person or by telephone of a majority of the Committee’s members will constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

3.  PURPOSE OF THE COMMITTEE

          The Committee’s purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company and its subsidiaries.

          The Committee will oversee the audit efforts of the Company’s independent auditors and internal auditors, if any, and, in that regard, will take such actions as it may deem necessary to satisfy itself that the Company’s external auditors are independent of management. It is the objective of the Committee to maintain free and open means of communications among the Board, the independent auditors, the internal auditors and the financial and senior management of the Company.

          While the Committee has the roles and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit of the Company’s financial statements or independently determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Such activities are the responsibility of management and the Company’s independent auditors. The Committee does not itself prepare financial statements or perform audits or auditing services, and its members are not auditors, certifiers of the Company’s financial statements or guarantors of the reports of the Company’s independent auditors. It is not the duty or responsibility of the Committee to insure that the Company complies with all laws and regulations. Absent actual knowledge to the contrary (which shall promptly be reported to the Board), each member of the Committee shall be entitled to rely on (a) the integrity of those persons and organizations within and outside of the Company from which it receives information, (b) the accuracy of the financial and other information provided to the Committee by such persons or organizations and (c) representations made by management as to any audit and non-audit services provided by the independent auditors to the Company.

4.  COMPOSITION OF THE COMMITTEE

          Each member of the Committee will be an “independent” director within the meaning of the Nasdaq Stock Market, Inc. (“Nasdaq”) rules applicable to the Company and, as such, is expected to be free from any relationship that may interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee must be financially literate at the time of their election to the Committee. “Financial literacy” will be determined by the Board in the exercise of its business judgment, and will include a working familiarity with basic finance and accounting practices and an ability to read and understand fundamental financial statements. The Board will endeavor to appoint at least one member of the Committee that is an “audit committee financial expert” as that term is defined by the Securities and Exchange Commission (the “SEC”). Committee members, if they or the Board deem it appropriate, may enhance their understanding of finance and accounting by participating in educational programs conducted by the Company or an outside consultant or firm.

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5.  MEETINGS OF THE COMMITTEE

          The Committee will meet with such frequency and at such intervals as it determines is necessary to carry out its responsibilities, but not less frequently than quarterly. As part of its purpose to foster open communications, the Committee will meet at least annually with management and the Company’s independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. In addition, the Committee will meet or confer with the independent auditors and management quarterly to review the Company’s periodic financial statements prior to their filing with the SEC and the Company’s earnings releases prior to dissemination. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee will maintain minutes of its meetings and records relating to those meetings and the Committee’s activities. The Committee will report regularly to the Board on its activities and provide copies of its minutes to the Board.

6.  ROLES AND RESPONSIBILITIES OF THE COMMITTEE

          In carrying out its responsibilities, the Committee’s policies and procedures are intended to be and remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The following is a list of actions that are within the authority of the Committee and is intended to be a guide, with the understanding that the Committee can modify it as appropriate, consistent with the requirements of SEC and Nasdaq rules:

Appointment and Evaluation of Independent Auditors and Related Matters

          (1) Appoint the firm of independent auditors to audit the books and accounts of the Company and its subsidiaries for each fiscal year;

          (2) Review and approve the Company’s independent auditors’ annual engagement letter, including the proposed fees contained therein;

          (3) Review and accept, if appropriate, the annual audit plan of the Company’s independent auditors, including the scope of audit activities, and monitor such plan’s progress and results during the year;

          (4) Confirm through private discussions with the Company’s independent auditors and the Company’s management that no management restrictions are being placed on the scope of the independent auditors’ work;

          (5) Review the performance of the Company’s independent auditors and, when circumstances warrant, replace or terminate the independent auditors;

          (6) Ensure that current or former employees of the independent auditor (whether or not such employees served as members of the Company’s audit engagement team) may not be hired by the Company without the Committee’s prior approval;

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          (7) Pre-approve, on a case-by-case basis, or in the alternative, adopt appropriate policies governing pre-approval of, all audit, review or attest services and permitted non-audit services (including the fee arrangements and terms in respect of such services) to be performed by the independent auditors for the Company, other than a de minimus amount of non-audit services not to exceed, in the aggregate, 5% of total revenues paid by the Company to the independent auditors during the fiscal year in which the non-audit services are provided; provided that such services were not known as non-audit services at the time of the engagement and that such services are promptly made known to the Committee and approved by the Committee prior to completion of the audit;

          (8) Oversee the independence of the Company’s independent auditors by, among other things:

(a)	requiring the independent auditors to deliver to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Company;

(b)

actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action to satisfy itself of the auditors’ independence;

(c)	monitoring compliance by the independent auditors with the 5-year audit partner rotation requirements required by law; and

(d)	considering whether there should be a regular rotation of the Company’s independent auditors.

Oversight of Financial Reporting, Annual Audit and Quarterly Reviews

          (9) Review with management and the independent auditors the Company’s annual audited financial statements, including disclosures made in management’s discussion and analysis, prior to the filing of its Form 10-K;

          (10) Review with management and the independent auditors the Company’s quarterly financial statements, prior to the filing of any Form 10-Q, including the results of the independent auditors review report on such quarterly financial statements;

          (11) Review the Company’s earnings press releases with management;

          (12) Review the results of the year-end audit of the Company, including (as applicable):

(a)

the audit report, the published financial statements, the management representation letter, any auditor’s letter or other, similar memorandum prepared by the Company’s independent auditors regarding accounting

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procedures and internal controls, any other pertinent reports and management’s responses concerning the same;

(b)

the qualitative judgments of the independent auditors about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates;

(c)	the methods used to account for significant unusual transactions;

(d)	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

(e)	management’s process for formulating sensitive accounting estimates and the reasonableness of these estimates;

(f)	significant recorded and unrecorded audit adjustments;

(g)	significant risks and exposures and the plans to minimize such risks;

(h)	any material accounting issues among management and the independent auditors, including those with respect to audit adjustments; and

(i)	other matters required to be communicated by the independent auditors to the Committee under generally accepted auditing standards, as amended;

          (13) Review with management and the Company’s independent auditors such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company’s financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body;

          (14) Review, upon receipt, the report (oral or written) of the independent auditors on:

(a)	all critical accounting policies and practices;

(b)

all alternative accounting treatments within GAAP for policies and practices related to material items that have been discussed with management (including ramifications of the use of such alternative treatments and disclosures, and the treatment preferred by the accounting firm); and

(c)	material written communications between the accounting firm and management, such as any management letter or schedule of unadjusted audit differences;

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          (15) Review disclosures, if any, made to the Committee by the Company’s CEO and CFO in connection with their certification of periodic reports;

Oversight of Internal Controls

          (16) Review, on at least an annual basis, the design, implementation, adequacy and effectiveness of the Company’s internal controls, including financial reporting, disclosure, and legal and ethical compliance programs, through inquiry and discussions with the Company’s independent auditors, internal auditors and management;

          (17) Require that the independent auditors, internal auditors and management keep the Committee informed about fraud, illegal acts, deficiencies in internal control, and similar matters;

          (18) Consider whether internal control recommendations made by internal auditors and independent auditors have been implemented by management;

          (19) Review with management and the independent auditors any reportable conditions and material weaknesses, as defined by the American Institute of Certified Public Accountants, affecting internal control, and review disclosures regarding internal controls whose inclusion in the Company’s SEC filings is required;

          (20) Receive periodic reports from the Company’s independent auditors and management of the Company to assess the impact on the Company of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board or the SEC or other regulatory body, or any other significant accounting or financial reporting related matters that may have a bearing on the Company;

          (21) Establish and maintain free and open means of communication between and among the Board, the Committee, the Company’s independent auditors and management;

Oversight of Internal Audit Functions

          (22) Review on at least an annual basis the necessity for the creation of a department or dedicated staff to be responsible for internal audit matters;

          (23) Review the appointment, replacement or dismissal of the appropriate level executives in the finance department responsible for internal audit matters;

          (24) Review significant reports to management prepared by the finance department with respect to internal audit matters and management’s responses;

          (25) Discuss with the independent auditor and management the internal audit responsibilities of the appropriate senior finance department executives, budget and staffing of the internal audit functions, and any recommended changes in the planned scope of the internal audit function;

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Other Responsibilities

          (26) To the extent required by Nasdaq rules applicable to the Company, review and approve all “related party transactions,” as such term is defined in Regulation S-K of the Securities Act of 1933, as amended.

          (27) Meet annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Company;

          (28) Prepare a report to be included in each annual proxy statement (or, if not previously provided during the fiscal year, any other proxy statement or consent statement relating to the election of directors) of the Company which states, among other things, whether:

(a)	the Committee has reviewed and discussed with management the audited financial statements to be included in the Company’s Annual Report on Form 10-K;

(b)

the Committee has discussed with the Company’s independent auditors the matters that the auditors are required to discuss with the Committee by Statements on Auditing Standard No. 61, (as it may be modified or supplemented);

(c)

the Committee has received the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditors their independence; and

(d)

based on the review and discussions described in subsections (i), (ii) and (iii) above, the Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

          (29) Obtain from the independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934, as amended;

          (30) Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

          (31) Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose;

          (32) Review and reassess annually the adequacy of the Committee’s Charter and recommend any proposed changes to the Board for its approval; and

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          (33) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

*************

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FORM OF PROXY CARD

THE STREET.COM, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 24, 2006

The undersigned hereby appoints Thomas J. Clarke, Jr. and Jordan Goldstein, each with power to act without the other and with full power of substitution and resubstitution, as Proxies to represent and to vote, as designated on the reverse side, all shares of Common Stock, $.01 par value, of TheStreet.com, Inc. (the “Company”) owned by the undersigned, at the Annual Meeting of Stockholders (the “Meeting”) to be held at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004, on May 24, 2006, commencing at 10:00 a.m., New York City time, upon such business as may properly come before the Meeting or any adjournment or postponement thereof, including the matters set forth on the reverse side. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card. Unless a contrary direction is indicated this Proxy will be voted for all nominees and for Proposal 2, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

(Continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

THESTREET.COM, INC.

May 24, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)	WITHHOLD AUTHORITY FOR ALL NOMINEES

1.	Election of Class I Directors		☐	☐	☐

	Nominees:	™ James J. Cramer
™ Martin Peretz

INSTRUCTION: To withhold authority for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you with to withhold, as shown here: ●

			FOR	AGAINST	ABSTAIN

2.	The proposal to ratify the appointment of Marcum & Kliegman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.		☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the adjacent address space. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder ______________________________________   Date: _______________

Signature of Stockholder ______________________________________   Date: _______________

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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